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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 24, 2006

U. S. Precious Metals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50703	14-1839426
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Glory Lane, Sussex, New Jersey	07461
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 875-7647

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (11-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF

DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective May 18, 2006, the Board of Directors of U. S. Precious Metals, Inc., a Delaware corporation ("USPR"), appointed Walter J. Salvadore as a member of its Board of Directors.

Since 1982, Mr. Salvadore (age 50), a ceramic engineer, has been the president of R&S Enterprises, a business consulting firm located in Medford, New Jersey. In addition, since 2000, he has maintained a junior partnership position in Draseena Funds Group, an asset management firm located in Stateline, Nevada. From 1982 to 1999, Mr. Salvadore was the President and CEO of Risco, an engineering and distribution firm specializing in high temperature refractory and industrial insulation materials. From 1977 to 1982, he held various engineering and marketing positions with the Carborundum Company (Niagara Falls, New York). Mr. Salvadore has also been a director of International Power Group, Ltd. (Pink Sheets: IPWG), since January 2006.

Mr. Salvador, a former president of the American Ceramic Society, has a B.S. degree in Ceramic Engineering from Rutgers University.

There are no family relationships between Mr. Salvadore and any other executive officers or directors of USPR. There have been no transactions during IPWG’s last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which IPWG was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Salvadore had or will have a direct or direct material interest.

Item 8.01

Other Events.

On May 18 and 29, 2006, USPR issued press releases in connection with Mr. Salvatore’s appointment to the Board of Directors.

SIGNATURES.

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned, thereunto duly authorized.

U. S. PRECIOUS METALS, INC.

Date:    May 24, 2006

By:   /s/ Jack Wagenti

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Jack Wagenti

Secretary and Treasurer

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